SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2005

ALERIS INTERNATIONAL, INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-5730

5215 North O’Connor Blvd., Suite 1500

Central Tower at Williams Square

Irving, Texas 75039

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Senior Secured Notes Supplemental Indenture

As a result of the December 2004 merger transaction involving Aleris International, Inc. (formerly known as IMCO Recycling Inc.) and Commonwealth Industries, Inc., on January 20, 2005, Commonwealth and substantially all of its subsidiaries executed and delivered an Indenture Supplement to Add Subsidiary Guarantors (the “Supplemental Indenture”) to the Indenture (the “Senior Secured Notes Indenture”) governing Aleris’ 10 3/8% Senior Secured Notes due 2010 (the “10 3/8% Senior Secured Notes”), among Aleris, the existing subsidiary guarantors and JPMorgan Chase Bank, N.A (formerly JPMorgan Chase Bank), as trustee. Under the Supplemental Indenture, Commonwealth and substantially all of its subsidiaries, as direct or indirect subsidiaries of Aleris as a result of the merger, became parties to the Senior Secured Notes Indenture and agreed to guarantee, on a joint and several basis with all of Aleris’ existing subsidiary guarantors, the obligations under the 10 3/8% Senior Secured Notes. The Supplemental Indenture is filed with this Current Report on Form 8-K as Exhibit 4.1.

The 10 3/8% Senior Secured Notes and guarantees are secured by first-priority liens, subject to permitted liens, principally on the real property, fixtures and equipment relating to certain wholly owned domestic operating plants of Aleris and certain of its subsidiaries and on the fixtures and equipment relating to certain leased domestic operating plants. At any time prior to October 15, 2006, Aleris may redeem up to 35% of the aggregate principal amount of the 10 3/8% Senior Secured Notes with the proceeds of one or more equity offerings of its shares of common stock, at a redemption price of 110.375% of the principal amount of the 10 3/8% Senior Secured Notes, together with accrued and unpaid interest, if any, to the date of redemption. Upon certain “changes in control” events involving Aleris, each holder of the 10 3/8% Senior Secured Notes will have the right to require Aleris to repurchase the notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Supplemental Indenture is filed with, and the Senior Secured Notes Indenture is incorporated by reference into, this Current Report on Form 8-K. The descriptions of the Supplemental Indenture and the Senior Secured Notes Indenture set forth above are qualified in their entirety by the full text of the Supplemental Indenture which is filed herewith and the Senior Secured Notes Indenture which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired- Not applicable.

(b)	Pro forma financial information- Not applicable.

(c)	Exhibits

4.1 Indenture Supplement to Add Subsidiary Guarantors, dated as of January 20, 2005, among Silver Fox Holding Company, Commonwealth Industries, Inc., CA Lewisport, LLC, CI Holdings, LLC, Commonwealth Aluminum, LLC, Commonwealth Aluminum Concast,

Inc., Commonwealth Aluminum Lewisport, LLC, Commonwealth Aluminum Metals, LLC, Commonwealth Aluminum Sales Corporation, Commonwealth Aluminum Tube Enterprises, LLC, Aleris International, Inc., each other currently existing Subsidiary Guarantor under the Indenture, and JPMorgan Chase Bank, N.A., as Trustee under the Indenture.

4.2 Indenture, dated as of October 6, 2003, among Aleris, the Subsidiary Guarantors party thereto, and JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank), as Trustee, filed as Exhibit 4.1 to Aleris’ Current Report on Form 8-K, dated October 7, 2003 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Dated: January 25, 2005	/s/ Christopher R. Clegg
Name: Christopher R. Clegg Title: Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture Supplement to Add Subsidiary Guarantors, dated as of January 20, 2005, among Silver Fox Holding Company, Commonwealth Industries, Inc., CA Lewisport, LLC, CI Holdings, LLC, Commonwealth Aluminum, LLC, Commonwealth Aluminum Concast, Inc., Commonwealth Aluminum Lewisport, LLC, Commonwealth Aluminum Metals, LLC, Commonwealth Aluminum Sales Corporation, Commonwealth Aluminum Tube Enterprises, LLC, Aleris International, Inc., each other currently existing Subsidiary Guarantor under the Indenture, and JPMorgan Chase Bank, N.A., as Trustee under the Indenture.

4.2

Indenture, dated as of October 6, 2003, among Aleris, the Subsidiary Guarantors party thereto, and JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank), as Trustee, filed as Exhibit 4.1 to Aleris’ Current Report on Form 8-K, dated October 7, 2003 and incorporated herein by reference.